Exhibit 99.1

Aon Reports Fourth Quarter and Twelve Months 2003 Results

CHICAGO, IL — February 10, 2004 - Aon Corporation (NYSE: AOC) today reported fourth quarter and twelve months 2003 results.

Fourth Quarter and Twelve Months Review

Net income per share for the fourth quarter grew to $0.67 from $0.59 in 2002.  Twelve months net income was $1.97 per share, up from $1.64 per share in 2002.

Fourth quarter net income from continuing operations rose to $215 million or $0.67 per share from $186 million or $0.62 per share in 2002.  Twelve months net income from continuing operations grew to $663 million or $2.08 per share from $486 million or $1.71 per share in 2002.

Unusual World Trade Center (WTC) credits per share were $0.12 and $0.02, respectively, in fourth quarter 2003 and 2002.  Twelve months unusual WTC credits were  $0.03 per share and $0.06 per share for the comparable periods.

Consolidated revenues grew 10% to $2.6 billion in the fourth quarter and 11% to $9.8 billion for the full year, compared with the year ago periods.  Solid demand for Aon’s services and products drove the increases, along with the positive influence of foreign exchange rates.

Patrick G. Ryan, chairman and CEO of Aon Corporation, said, “We have more work ahead of us to achieve the true profit potential of our organization, but I am pleased with the progress we have made in several areas.  Full year earnings per share were up, stockholders’ equity has grown, leverage ratios have improved, and we made an early pension plan contribution equaling $100 million in the fourth quarter.”

Mr. Ryan added, “While margins in our insurance brokerage segment were lower than the prior year, primarily due to increased pension costs, we are committed to improving the margins in each of our major brokerage businesses.  In addition, we are evaluating strategic options for our claims operations.  Consulting did a good job of managing expenses in a challenging economic environment, and our insurance underwriting business performed well with the exception of a run-off book of business.”

Fourth Quarter Segment Review

This press release contains references to organic revenue growth that management believes is an important measure to evaluate new business production from existing operations. Please see additional information below regarding organic revenue growth.

Risk and Insurance Brokerage Services fourth quarter revenue grew 11% to $1.5 billion.  Organic revenue growth for the total segment was 7%, driven by the International and Americas retail and U.S. reinsurance brokerage businesses.

Pretax income was $237 million compared to $249 million in fourth quarter 2002, and the

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pretax margin was 15.7% versus 18.4%.  A favorable WTC credit ($11 million pretax) in fourth quarter 2002 benefited the year-ago pretax margin.

Fourth quarter 2003 pretax income and margin comparisons versus the prior year period were negatively affected by a $29 million increase in pension costs and a $10 million decrease in claims services pretax income.

Consulting revenue rose 9% to $331 million.  New sales helped to offset lower headcount at existing client organizations, and revenues were even on an organic basis.

Pretax income increased 7% to $47 million.  The pretax margin was 14.2% versus 14.5% in the prior year.  A previously reported change in the allocation method for centrally controlled costs negatively influenced the margin comparisons.

Insurance Underwriting revenue increased 8% to $740 million.  Total underwriting segment organic revenue growth was 9%, driven by written premiums within the warranty, credit and property and casualty group.  Accident and health (A&H) insurance revenues on an organic basis were even year-to-year, due partly to discontinuing certain Latin American and non-core business.

Pretax income was $11 million compared with $44 million in 2002.  Pretax margins were 1.5% in 2003 compared with 6.4% in 2002.   A&H insurance, the largest underwriting group, had improved profitability due to the “back-to-basics” focus.  Adverse property and casualty loss experience from the previously reported NPS run-off program, however, caused a $44 million decline in underwriting pretax income due to reserve strengthening.  Fourth quarter 2002 results included costs ($8 million pretax) from the previously planned spin-off of the underwriting businesses.

The statutory capital and surplus of the total underwriting companies has improved substantially during the past year.  It is anticipated that dividend payments to the parent company will resume in 2004 from Combined Insurance Company of America, Aon’s major insurance subsidiary.

Corporate and Other segment revenue of $40 million improved from $21 million in fourth quarter 2002, due mostly to increased investment income from equity securities.   Investment income in fourth quarter 2003 included $16 million from an increase in the value of Endurance Specialty Holdings Limited (Endurance) warrants.

Corporate and Other segment pretax income in the quarter was $61 million compared with a loss of $37 million a year ago, largely due to a $60 million pretax gain from the previously reported final settlement of the WTC property insurance claim.  General expenses were down $8 million from fourth quarter 2002, which included spin-off plan costs ($6 million pretax).

As anticipated, Aon completed the sale of its automobile finance service business in the fourth quarter.  This operation was reclassified from the Corporate and Other segment to discontinued operations in third quarter 2003.

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Financial Strength Highlights

Total debt and preferred stock decreased $88 million from September 30, 2003 to approximately $2.2 billion at December 31, 2003.  Total debt and preferred stock as a percentage of total capital improved to 33% at year-end from 40% at December 31, 2002.  Stockholders’ equity increased to approximately $4.5 billion.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (FIN 46).  In December 2003, the FASB modified FIN 46, which was adopted for Aon’s interest in variable interest entities (VIEs) that are special purpose entities (SPEs).

As a result of the adoption of the required portion of FIN 46 in 2003, the Trust Preferred Capital Securities decreased by $702 million, offset by an increase in Notes Payable of $726 million and Assets of $24 million as of December 31, 2003.  There was no effect on net income or consolidated equity as a result of this change and prior periods were not restated.  Going forward, the dividends of the Trust Preferred will no longer be classified as after-tax minority interest, but rather pretax interest expense, netting to no effect on net income.

Approximately 90% of Aon’s investment portfolio at quarter end was in short-term and fixed maturities.  More than 96% of the fixed income securities were investment grade.

Other Items

Pension costs for the major defined benefit plans increased by approximately $34 million pretax ($0.07 per share) in fourth quarter 2003 and $131 million ($0.26 per share) for full year 2003 compared to a year ago on a consolidated basis.  Total cash contributions to the major defined benefit pension plans in 2003 increased by approximately $140 million, which included an early contribution of $100 million.

After netting the effect of currency hedges, the positive impact of foreign currency translations was approximately $0.05 per share in the quarter.

Future Outlook

Mr. Ryan commented, “The average of the analyst estimates for 2004 is that Aon will earn $2.17 per share.  Based on our current outlook and earnings per share goal for 2004, we are comfortable that Aon can achieve or exceed this average estimate.  Our EPS goal for 2004 does not include potential gains/losses from our Endurance warrants, gains/losses from possible divestitures and the potential conversion of our convertible debt into common shares.”

The Company will host an audio webcast on Wednesday, February 11th at 10:00 a.m. (CST) that can be accessed at www.aon.com.

Aon Corporation (www.aon.com) is a holding company that is comprised of a family of insurance brokerage, consulting and insurance underwriting subsidiaries.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results

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to differ materially from either historical or anticipated results, depending on a variety of factors.  Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure, and the timing and resolution of related insurance and reinsurance issues relating to the events of September 11, 2001.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission.

This press release includes supplemental information related to organic revenue growth that management believes is an important measure to evaluate new business production from existing operations.  We also believe that this supplemental information is helpful to investors.  Organic revenue growth excludes from reported revenues the impact of foreign exchange, acquisitions, divestitures, transfers between business units, investment income, reimbursable expenses, unusual items, and for the underwriting segment only, an adjustment between written and earned premium.  A reconciliation is provided in the attached schedules.  The supplemental organic revenue growth information does not affect net income or any other GAAP reported amounts.  It should be viewed in addition to, not in lieu of, the Company’s Consolidated Summary of Operations.  Industry peers provide similar supplemental information regarding their revenue performance, although they do not make identical adjustments.

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Investor Contact:	Sean O’Neill
Vice President, Financial Relations
312-381-3983

Or

Media Contact:	Al Orendorff
Director, Public Relations
312-381-3153

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Aon Corporation

Consolidated Summary of Operations

	Fourth Quarter Ended			Twelve Months Ended
(millions except per share data)	Dec. 31, 2003	Dec. 31, 2002	Percent Change	Dec. 31, 2003	Dec. 31, 2002	Percent Change
Revenue
Brokerage commissions and fees	$1,843	$1,694	9%	$6,884	$6,187	11%
Premiums and other	669	588	14	2,609	2,368	10
Investment income	89	81	10	317	252	26
Total revenue	2,601	2,363	10	9,810	8,807	11

Expenses
General expenses	1,876	1,705	10	7,123	6,459	10
Benefits to policyholders	390	320	22	1,427	1,375	4
Interest expense	22	33	(33)	101	124	(19)
Amortization of intangible assets	17	16	6	63	54	17
Unusual credits - World Trade Center	(60)	(11)	N/A	(14)	(29)	N/A
Total expenses	2,245	2,063	9	8,700	7,983	9

Income From Continuing Operations Before Income Tax and Minority Interest	356	300	19	1,110	824	35
Provision for income tax (37% in 2003 and 2002)	132	110	20	411	304	35
Income From Continuing Operations Before Minority Interest	224	190	18	699	520	34
Minority interest - 8.205% trust preferred capital securities	(9)	(4)	N/A	(36)	(34)	N/A
Income From Continuing Operations	215	186	16	663	486	36

Loss From Discontinued Operations, net of tax	—	(8)	N/A	(35)	(20)	N/A

Net Income	$215	$178	21%	$628	$466	35%
Preferred stock dividends	(1)	(1)	—	(3)	(3)	—
Net Income Available for Common Stockholders	$214	$177	21%	$625	$463	35%

Basic Per Share:
Income from continuing operations	$0.67	$0.62	8%	$2.08	$1.72	21%
Discontinued operations	—	(0.03)	N/A	(0.11)	(0.07)	N/A
Net income	$0.67	$0.59	14%	$1.97	$1.65	19%

Dilutive Per Share:
Income from continuing operations	$0.67	$0.62	8%	$2.08	$1.71	22%
Discontinued operations	—	(0.03)	N/A	(0.11)	(0.07)	N/A
Net income	$0.67	$0.59	14%	$1.97	$1.64	20%

Dilutive average common and common equivalent shares outstanding	319.3	299.0		317.8	282.6

Aon Corporation

Segments - Fourth Quarter Continuing Operations

	Fourth Quarter Ended
(millions)	Dec. 31, 2003	Dec. 31, 2002	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$640	$607	5%	2%	—%	(3)%	6%
Risk management and insurance brokerage - International	565	459	23	15	(5)	2	11
Reinsurance brokerage and related services	202	189	7	4	1	(3)	5
Claims services	102	99	3	2	4	—	(3)
Total risk and insurance brokerage services	1,509	1,354	11	7	(1)	(2)	7
Consulting
Benefits, compensation, management and communications consulting	251	226	11	5	2	3	1
Human resource outsourcing	80	78	3	3	—	3	(3)
Total consulting	331	304	9	5	2	2	—
Insurance underwriting
Accident & health and life	402	394	2	5	(3)	—	—
Warranty, credit and property & casualty	338	290	17	5	5	(15)	22
Total insurance underwriting	740	684	8	5	—	(6)	9

Corporate and other	40	21	90	N/A	N/A	N/A	N/A

Intersegment revenues	(19)	—	N/A	N/A	N/A	N/A	N/A
Total	$2,601	$2,363	10%	6%	(1)%	(2)%	7%

Investment Income (Included in Revenue above)
Risk and insurance brokerage services	$19	$22	(14)%
Consulting	1	1	—
Insurance underwriting excluding deposit-type contracts	29	35	(17)
Insurance underwriting - deposit-type contracts	—	2	(100)
Corporate and other	40	21	90
Total	$89	$81	10%

Income (Loss) From Continuing Operations Before Income Tax and Minority Interest
Risk and insurance brokerage services (3)	$237	$249	(5)%
Consulting	47	44	7
Insurance underwriting	11	44	(75)
Corporate and other	61	(37)	N/A
Total	$356	$300	19%

Income From Continuing Operations Before Income Tax - Margins
Risk and insurance brokerage services	15.7%	18.4%
Consulting	14.2%	14.5%
Insurance underwriting	1.5%	6.4%
Total	13.7%	12.7%

(1)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(2)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

(3)          Includes World Trade Center related credits of $11 million for the fourth quarter ended December 31, 2002.

Aon Corporation

Segments - Year-to-date Continuing Operations

	Twelve Months Ended
(millions)	Dec. 31, 2003	Dec. 31, 2002	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$2,299	$2,106	9%	1%	—%	(1)%	9%
Risk management and insurance brokerage - International	2,074	1,695	22	13	(2)	—	11
Reinsurance brokerage and related services	902	790	14	5	—	(1)	10
Claims services	402	382	5	3	1	1	—
Total risk and insurance brokerage services	5,677	4,973	14	6	—	(1)	9
Consulting
Benefits, compensation, management and communications consulting	898	796	13	5	—	4	4
Human resource outsourcing	295	258	14	2	—	3	9
Total consulting	1,193	1,054	13	4	—	4	5
Insurance underwriting
Accident & health and life	1,594	1,639	(3)	3	(4)	(2)	—
Warranty, credit and property & casualty	1,289	1,162	11	3	—	(10)	18
Total insurance underwriting	2,883	2,801	3	3	(2)	(6)	8

Corporate and other	125	(21)	N/A	N/A	N/A	N/A	N/A

Intersegment revenues	(68)	—	N/A	N/A	N/A	N/A	N/A
Total	$9,810	$8,807	11%	5%	(1)%	(1)%	8%

Investment Income (Included in Revenue above)
Risk and insurance brokerage services	$75	$109	(31)%
Consulting	2	2	—
Insurance underwriting excluding deposit-type contracts	111	131	(15)
Insurance underwriting - deposit-type contracts	4	31	(87)
Corporate and other	125	(21)	N/A
Total	$317	$252	26%

Income (Loss) From Continuing Operations Before Income Tax and Minority Interest
Risk and insurance brokerage services (3)	$829	$791	5%
Consulting	108	120	(10)
Insurance underwriting	196	155	26
Corporate and other	(23)	(242)	N/A
Total	$1,110	$824	35%

Income From Continuing Operations Before Income Tax - Margins
Risk and insurance brokerage services	14.6%	15.9%
Consulting	9.1%	11.4%
Insurance underwriting	6.8%	5.5%
Total	11.3%	9.4%

(1)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(2)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

(3)          Includes World Trade Center related credits of $29 million for the twelve months ended December 31, 2002.

Aon Corporation

Corporate and Other - Continuing Operations

	Fourth Quarter Ended			Twelve Months Ended
(millions)	Dec. 31, 2003	Dec. 31, 2002	Percent Change	Dec. 31, 2003	Dec. 31, 2002	Percent Change
Revenue
Income from marketable equity securities and other investments (1)	$36	$17	112%	$137	$31	342%
Limited partnership investments	—	—	—	1	14	(93)
Interest on tax refund	—	—	—	—	48	(100)
Net gain (loss) on disposals and related expenses (2)	4	4	—	(13)	(114)	N/A
Total revenue	40	21	90	125	(21)	N/A

Expenses
General expenses	17	25	(32)	61	97	(37)
Interest expense	22	33	(33)	101	124	(19)
Unusual credits - World Trade Center	(60)	—	N/A	(14)	—	N/A
Total expenses	(21)	58	N/A	148	221	(33)

Income (loss) before income tax	$61	$(37)	N/A %	$(23)	$(242)	N/A %

(1)          Includes income of $16 million and $80 million related to changes in the value of warrants held by the company in Endurance Specialty for the fourth quarter and twelve months ended December 31, 2003, respectively, as well as $18 million and $46 million from a common equity interest in Endurance for the fourth quarter and twelve months ended December 31, 2003, respectively.  Income from the common equity interest in Endurance for the fourth quarter and twelve months ended December 31, 2002 was $14 million and $21 million, respectively.

(2)          Includes impairment writedowns of $2 million and $10 million for the fourth quarters ended December 31, 2003 and 2002, respectively, and $36 million and $130 million (including $51 million cumulative adjustment relating to prior financial reporting periods) for the twelve months ended December 31, 2003 and 2002, respectively.